Exhibit 23.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-255666) and Form S-8 (No. 333-239891, No. 333-225218, No. 333-196838, No. 333-167724, No. 333-167723, No. 333-110602, No. 333-106945, No. 333-76064, No. 333-72852, No. 333-70992, and No. 333-265824) of Nasdaq, Inc. of our report dated August 15, 2023, relating to the consolidated financial statements of Adenza Holdings, Inc., which appears in this Form 8-K/A of Nasdaq, Inc.

/s/ BDO USA, P.C.

New York, NY

January 17, 2024